Exhibit 99.1

MarkWest Energy Partners,L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388		Phone:	(303) 290-8700
(303) 290-8700		E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax		Website:	www.markwest.com

MARKWEST ENERGY PARTNERS ANNOUNCES THE APPOINTMENT OF RICHARD
OSTBERG AS VICE PRESIDENT OF COMPLIANCE AND THE ENGAGMENT OF
EHRHARDT, KEEFE, STEINER & HOTTMAN, PC TO PROVIDE INTERNAL AUDIT
SERVICES TO MARKWEST

DENVER—August 25, 2005—MarkWest Energy Partners, LP (AMEX: MWE)—MarkWest Energy Partners announced today that it has entered into a service agreement with Ehrhardt, Keefe, Steiner & Hottman, PC, Certified Public Accountants and Consultants (“EKS&H”) to provide internal audit services.  Under the terms of the agreement, EKS&H will provide these services along with other accounting and consultation services on an as needed basis and will be compensated for actual time and expenses.

“EKS&H will provide another key resource in our ongoing efforts to strengthen our accounting, controls and financial reporting processes,” said Frank Semple, President and Chief Executive Officer. “I am also pleased to announce the addition of Richard Ostberg to our senior management team.  Richard, as the Vice President of Compliance, will manage the EKS&H engagement and also be responsible for our Sarbanes-Oxley 404 compliance program.  He and his team will also provide key support for our back office integration project and corporate development due diligence processes. “Richard comes to us with a very strong technical background in accounting, auditing and compliance developed in his former positions including those with Black Hills Corporation where he spent four years, most recently as Vice President and Controller of Black Hills Energy, the company’s non-regulated energy operations.”

Prior to Black Hills, Ostberg spent four years with Pacific Minerals, Inc, the operator of the Bridger Coal mine and spent eight years with Deloitte & Touche in their audit practice, including two years consulting from his national office assignment in Washington DC.

“These enhancements to our accounting, control and compliance capabilities reinforce our continued focus and commitment to rapidly improve the accuracy and efficiency of the financial reporting required by the SEC and expected by our shareholders,” said Semple.  “We are intent on continuing to strengthen our organizational capabilities and implementing the changes required to ensure proper accounting and financial reporting.  As one example, we are deep in the process of an intensive search for a new chief accounting officer.  As we continue to grow our business it is essential that our accounting and financial reporting functions receive a high level of focus and support and this has become an overarching priority for our ongoing business.”

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2004, and our Forms 10-Q, as filed with the SEC.